UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Embraer S.A. (Exact name of Registrant as specified in its charter)	Embraer Netherlands Finance B.V. (Exact name of Registrant as specified in its charter)

Federative Republic of Brazil (State or Other Jurisdiction of Incorporation or Organization)	The Netherlands (State or Other Jurisdiction of Incorporation or Organization)

Not Applicable (I.R.S. Employer Identification Number)	Not Applicable (I.R.S. Employer Identification Number)

Avenida Brigadeiro Faria Lima, 2170

12227-901 São José dos Campos, São Paulo

Federative Republic of Brazil

+55-12-3927-4404

(Address of registrants’ principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.050% Notes due 2025	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-204470 and 333-204470-01

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the 5.050% Notes due 2025 to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” in the Prospectus, dated May 27, 2015, constituting a part of the registrants’ registration statement on Form F-3 (File Nos. 333-204470 and 333-204470-01), as supplemented by the information under the heading “Description of the Notes” in the Registrants’ Prospectus Supplement filed pursuant to Rule 424(b)(2) on June 9, 2015, which information is hereby incorporated herein by reference and made part of this registration statement on Form 8-A in its entirety.

This registration statement on Form 8-A is incorporated by reference into the registrants’ registration statement on Form F-3 (File Nos. 333-204470 and 333-204470-01).

Item 2. Exhibits.

The registrants intend to register the above referenced notes on the New York Stock Exchange, on which exchange the American Depositary Shares of Embraer S.A. are listed. Accordingly, copies of the following exhibits are filed as exhibits to this Registration Statement:

Exhibit No.	Description
99(A).

Indenture, dated June 15, 2015, among Embraer Netherlands Finance B.V., Embraer S.A., as guarantor, and The Bank of New York Mellon, as trustee, paying agent, registrar and transfer agent (incorporated by reference to Exhibit 4.3 of the current report on Form 6-K furnished by Embraer S.A. on June 15, 2015).

99(B).

First Supplemental Indenture, dated June 15, 2015, among Embraer Netherlands Finance B.V., Embraer S.A., as guarantor, and The Bank of New York Mellon, as trustee, paying agent, registrar and transfer agent (incorporated by reference to Exhibit 4.4 of the current report on Form 6-K furnished by Embraer S.A. on June 15, 2015).

99(C).	Form of 5.050% notes due 2025 (incorporated by reference to Exhibit 4.5 of the current report on Form 6-K furnished by Embraer S.A. on June 15, 2015).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EMBRAER S.A.
By:	/s/ Frederico Pinheiro Fleury Curado
Name:	Frederico Pinheiro Fleury Curado
Title:	President and Chief Executive Officer

By:	/s/ José Antonio de Almeida Filippo
Name:	José Antonio de Almeida Filippo
Title:	Executive Vice-President and Chief Financial and Investor Relations Officer

Date: June 15, 2015

EMBRAER NETHERLANDS FINANCE B.V.
By:	/s/ José Antonio de Almeida Filippo
Name:	José Antonio de Almeida Filippo
Title:	Supervising Director

By:	/s/ Elaine Maria de Souza Funo
Name:	Elaine Maria de Souza Funo
Title:	Supervising Director

Date: June 15, 2015

Exhibit Index

Exhibit No.	Description
99(A).

Indenture, dated June 15, 2015, among Embraer Netherlands Finance B.V., Embraer S.A., as guarantor, and The Bank of New York Mellon, as trustee, paying agent, registrar and transfer agent (incorporated by reference to Exhibit 4.3 of the current report on Form 6-K furnished by Embraer S.A. on June 15, 2015).

99(B).

First Supplemental Indenture, dated June 15, 2015, among Embraer Netherlands Finance B.V., Embraer S.A., as guarantor, and The Bank of New York Mellon, as trustee, paying agent, registrar and transfer agent (incorporated by reference to Exhibit 4.4 of the current report on Form 6-K furnished by Embraer S.A. on June 15, 2015).

99(C).	Form of 5.050% notes due 2025 (incorporated by reference to Exhibit 4.5 of the current report on Form 6-K furnished by Embraer S.A. on June 15, 2015).